NEUBERGER BERMAN INCOME FUNDS

NEUBERGER BERMAN CORE BOND FUND
NEUBERGER BERMAN CORE PLUS FUND
NEUBERGER BERMAN EMERGING MARKETS DEBT FUND
NEUBERGER BERMAN FLOATING RATE INCOME FUND
NEUBERGER BERMAN HIGH INCOME BOND FUND
NEUBERGER BERMAN MUNICIPAL HIGH INCOME FUND
NEUBERGER BERMAN MUNICIPAL INTERMEDIATE BOND FUND
NEUBERGER BERMAN NEW YORK MUNICIPAL INCOME FUND
NEUBERGER BERMAN SHORT DURATION BOND FUND
NEUBERGER BERMAN SHORT DURATION HIGH INCOME FUND
NEUBERGER BERMAN STRATEGIC INCOME FUND
NEUBERGER BERMAN UNCONSTRAINED BOND FUND

1290 Avenue of the Americas
New York, New York 10104

February 26, 2018

Neuberger Berman Investment Advisers LLC
1290 Avenue of the Americas
New York, New York 10104

Dear Ladies and Gentlemen:

Neuberger Berman Core Bond Fund, Neuberger Berman Core Plus Fund, Neuberger Berman Emerging Markets Debt Fund, Neuberger Berman Floating Rate Income Fund, Neuberger Berman High Income Bond Fund, Neuberger Berman Municipal High Income Fund, Neuberger Berman Municipal Intermediate Bond Fund, Neuberger Berman New York Municipal Income Fund, Neuberger Berman Short Duration Bond Fund, Neuberger Berman Short Duration High Income Fund, Neuberger Berman Strategic Income Fund and Neuberger Berman Unconstrained Bond Fund (each, a “Fund”) are series of Neuberger Berman Income Funds, a Delaware statutory trust (“Trust”).

 You hereby agree, from February 28, 2018 until each date noted on Schedule A (each a “Limitation Period”), to waive fees and/or reimburse annual operating expenses (excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, and extraordinary expenses, if any) (“Operating Expenses”) of each Fund’s respective Classes noted on Schedule A (each a “Class”) so that the Operating Expenses of each Fund’s respective Classes are limited to the respective rate per annum, as noted on Schedule A, of that Class’s average daily net assets (each an “Expense Limitation”). Commitment fees relating to borrowings are treated as interest for purposes of this section.

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees waived by you under an Expense Limitation or any Operating Expenses you reimburse in excess of an Expense Limitation, provided that the repayment does not cause that Class’ Operating Expenses to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays you, whichever is lower. Any such repayment must be made within three years after the year in which you incurred the expense.

 You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

 This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.  Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940.  This Agreement supersedes any prior agreement with respect to the subject matter hereof as of February 28, 2018.

 If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

NEUBERGER BERMAN INCOME FUNDS,
on behalf of
NEUBERGER BERMAN CORE BOND FUND
NEUBERGER BERMAN CORE PLUS FUND
NEUBERGER BERMAN EMERGING MARKETS DEBT FUND
NEUBERGER BERMAN FLOATING RATE INCOME FUND
NEUBERGER BERMAN HIGH INCOME BOND FUND
NEUBERGER BERMAN MUNICIPAL HIGH INCOME FUND
NEUBERGER BERMAN MUNICIPAL INTERMEDIATE BOND FUND
NEUBERGER BERMAN NEW YORK MUNICIPAL INCOME FUND
NEUBERGER BERMAN SHORT DURATION BOND FUND
NEUBERGER BERMAN SHORT DURATION HIGH INCOME FUND
NEUBERGER BERMAN STRATEGIC INCOME FUND
NEUBERGER BERMAN UNCONSTRAINED BOND FUND

By:	/s/ Robert Conti

Name:	Robert Conti

Title:	Chief Executive Officer and President

The foregoing Agreement is hereby accepted as of February 26, 2018

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Robert Conti

Name:	Robert Conti

Title:	Managing Director and President -- Mutual Funds

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation

Neuberger Berman Core Bond Fund	Class A	10/31/2021	0.85%
	Class C	10/31/2021	1.60%
	Institutional	10/31/2021	0.45%
	Class R6	10/31/2021	0.38%
	Investor	10/31/2021	0.85%
Neuberger Berman Core Plus Fund	Class A	10/31/2021	0.82%
	Class C	10/31/2021	1.57%
	Institutional	10/31/2021	0.45%
	Class R6	10/31/2021	0.38%
Neuberger Berman Emerging Markets Debt Fund	Class A	10/31/2021	1.15%
	Class C	10/31/2021	1.90%
	Institutional	10/31/2021	0.78%
Neuberger Berman Floating Rate Income Fund	Class A	10/31/2021	1.07%
	Class C	10/31/2021	1.82%
	Institutional	10/31/2021	0.70%
Neuberger Berman High Income Bond Fund	Class A	10/31/2021	1.12%
	Class C	10/31/2021	1.87%
	Institutional	10/31/2021	0.75%
	Class R3	10/31/2021	1.37%
	Class R6	10/31/2021	0.68%
	Investor	10/31/2021	1.00%
Neuberger Berman Municipal High Income Fund	Class A	2/28/2019	0.87%
		3/1/2019-10/31/2021	0.97%
	Class C	2/28/2019	1.62%
		3/1/2019-10/31/2021	1.72%
	Institutional	2/28/2019	0.50%
		3/1/2019-10/31/2021	0.60%
Neuberger Berman Municipal Intermediate Bond Fund	Class A	10/31/2021	0.80%
	Class C	10/31/2021	1.55%
	Institutional	10/31/2021	0.43%
	Investor	10/31/2021	0.58%
Neuberger Berman New York Municipal Income Fund	Institutional	10/31/2021	1.00%
Neuberger Berman Short Duration Bond Fund	Class A	10/31/2021	0.76%
	Class C	10/31/2021	1.51%
	Institutional	10/31/2021	0.39%
	Class R6	10/31/2021	0.32%
	Investor	10/31/2021	0.59%
	Trust	10/31/2021	0.69%
Neuberger Berman Short Duration High Income Fund	Class A	10/31/2021	1.12%

	Class C	10/31/2021	1.87%
	Institutional	10/31/2021	0.75%
Neuberger Berman Strategic Income Fund	Class A	10/31/2021	0.99%
	Class C	10/31/2021	1.69%
	Institutional	10/31/2021	0.59%
	Class R6	10/31/2021	0.52%
	Trust	10/31/2021	0.94%
Neuberger Berman Unconstrained Bond Fund	Class A	10/31/2021	1.02%
	Class C	10/31/2021	1.77%
	Institutional	10/31/2021	0.65%
	Class R6	10/31/2021	0.58%